UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2022

INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,
Suite 400
Burlingame, California 94010
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 11, 2022, Innoviva, Inc., a Delaware corporation (“Innoviva”), completed its acquisition of Entasis Therapeutics Holdings Inc., a Delaware corporation (“Entasis”), pursuant to that certain Agreement and Plan of Merger, dated as of May 23, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Innoviva, Entasis, and Innoviva Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Innoviva (“Purchaser”). Pursuant to the Merger Agreement, Purchaser conducted a tender offer (the “Offer”) for all of the issued and outstanding shares of Entasis’ common stock, par value $0.001 per share (the “Shares”), other than any Innoviva-Owned Shares and Entasis-Owned Shares (each as defined below), at a purchase price of $2.20 per Share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes (the “Merger Consideration”), on the terms and conditions set forth in the Merger Agreement.

The Offer expired at 5:00 P.M., New York City time, on July 7, 2022 as scheduled and was not extended. According to Computershare Trust Company, N.A., the depositary for the Offer, 11,671,662 Shares were validly tendered and not withdrawn pursuant to the Offer, which Shares, upon excluding the 56,072 Shares tendered by Manoussos Perros (the “Entasis CEO”), represented approximately 60.45% of the outstanding Shares not beneficially owned by Purchaser, Parent or the Entasis CEO, satisfying the minimum tender condition to the Offer. Each other condition to the Offer was satisfied or waived, and Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn. On July 8, 2022, Innoviva issued a press release announcing the expiration and results of the Offer, a copy of which is attached as Exhibit (a)(5)(F) to Amendment No. 2 to the Schedule TO filed by Innoviva with the Securities and Exchange Commission (the “SEC”) on July 8, 2022 and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On July 11, 2022, following consummation of the Offer, Purchaser merged with and into Entasis (the “Merger”), with Entasis surviving as a wholly-owned subsidiary of Innoviva. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Entasis stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Innoviva, Purchaser or any other direct or indirect wholly-owned subsidiary of Innoviva (the “Innoviva-Owned Shares”), (ii) Shares owned immediately prior to the Effective Time by Entasis (or held in Entasis’ treasury) (the “Entasis-Owned Shares”) and (iii) Shares held by stockholders who are entitled to, and who have properly exercised and perfected their respective demands for, appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn their respective demand nor otherwise lost their respective rights to appraisal pursuant to Section 262 of the DGCL), was converted into the right to receive an amount in cash equal to the Merger Consideration, without interest and subject to any applicable withholding of taxes.

The aggregate consideration paid by Innoviva in the Offer and Merger to purchase all outstanding Shares (other than the Shares held by Innoviva or Purchaser or by stockholders of Entasis who have properly exercised and perfected their demands for appraisal under the DGCL), was approximately $42,395,047.20. Innoviva provided Purchaser with the funds necessary to complete the Offer and the Merger and to pay related transaction fees and expenses at the closing of the Merger.

As a result of the Merger, (i) each option to purchase Shares (an “Entasis Option”) with an exercise price that was less than the Offer Price that was outstanding immediately prior to the Effective Time was terminated and cancelled immediately prior to the Effective Time and converted into the right to receive a lump sum cash payment equal in amount to (a) the number of Shares underlying such Entasis Option as of immediately prior to the Effective Time, multiplied by (b) an amount equal to (x) the Merger Consideration, minus (y) the exercise price of such Entasis Option, net of any taxes withheld pursuant to the Merger Agreement; (ii) each Entasis Option with an exercise price greater than or equal to the Offer Price that was outstanding immediately prior to the Effective Time was terminated and cancelled immediately prior to the Effective Time in exchange for no consideration; (iii) each restricted stock unit with respect to the Shares (an “Entasis RSU”) that was outstanding (other than Entasis RSUs held by directors that vested due to the effects of the Merger, which were converted into the right to receive the Merger Consideration) was terminated and cancelled immediately prior to the Effective Time and converted into the right to receive a number of restricted stock units under Innoviva’s 2012 Equity Incentive Plan (rounded up to the nearest whole share) equal to (x) the number of Shares subject to such Entasis RSU immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, divided by (z) the volume weighted average price for a share of common stock of Innoviva on the Nasdaq Global Select Market for the ten Business Days prior to the Closing Date as displayed on Bloomberg (the “10-day Parent Stock VWAP”) with terms and conditions that are similar to the Entasis RSUs for which they were exchanged, except for certain changes to the vesting schedule and conditions and changes to such terms and conditions as do not adversely impact the rights of the holder thereof; and (iv) each third party warrant to purchase Shares that was issued and outstanding immediately prior to the Effective Time was replaced by a replacement warrant issued by Innoviva at the Effective Time (each, a “Replacement Warrant”).

The foregoing description of the Merger Agreement (including the description of the consideration payable in connection with the Merger) is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Innoviva with the SEC on May 23, 2022, and is incorporated herein by reference.

Item 8.01.	Other Events.

On July 11, 2022, Innoviva issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1
Agreement and Plan of Merger, dated as of May 23, 2022, by and among Innoviva, Inc., Innoviva Merger Sub, Inc., and Entasis Therapeutics Holdings Inc.† (incorporated herein by reference to Exhibit 2.1 to Innoviva’s Current Report filed on May 23, 2022)

99.1
Press Release, dated July 8, 2022, issued by Innoviva, Inc. announcing the expiration and results of the Offer (incorporated herein by reference to Exhibit (a)(5)(F) to Innoviva's Amendment No. 2 to the Schedule TO filed on July 8, 2022)

99.2	Press Release, dated July 11, 2022, issued by Innoviva, Inc. announcing the completion of the acquisition of Entasis Therapeutics Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†
Schedules and exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. Innoviva agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2022	INNOVIVA, INC.

	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer